Exhibit 10.11

COLLATERAL MANAGEMENT AGREEMENT

This Agreement, dated as of March 30, 2005, is entered into by and between KKR Financial CLO 2005-1, Ltd. (together with successors and assigns permitted hereunder, the “Issuer”), and KKR Financial Advisors II, LLC (in such capacity, the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Issuer intends to issue certain notes (the “Notes”) pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Issuer, KKR Financial CLO 2005-1 Corp., as co-issuer of the Notes (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and JPMorgan Chase Bank, National Association, as trustee (in such capacity, the “Trustee”);

WHEREAS, the Issuer intends to pledge certain Collateral Debt Securities, Eligible Investments and Cash (all as defined in the Indenture) and certain other assets (all as set forth in the Indenture) (collectively, the “Collateral”) to the Trustee as security for the Notes;

WHEREAS, the Issuer wishes to enter into this Collateral Management Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Definitions.

Terms used herein and not defined below or elsewhere herein shall have the meanings set forth in the Indenture.

“Agreement” shall mean this Collateral Management Agreement, as amended from time to time.

“Board of Directors” shall mean the directors of the Issuer duly appointed pursuant to its Memorandum of Association and Articles of Association or any subsequent directors who are duly appointed in accordance with Cayman Islands law.

“Governing Instruments” shall mean the memorandum, articles or certificate of incorporation or association and by-laws, if applicable, in the case of a corporation, or the partnership agreement, in the case of a partnership, or the operating agreement, in the case of a limited liability company.

“Rating” shall mean the Moody’s Rating or the S&P Rating, as applicable.

2.             General Duties of the Collateral Manager.

The Issuer hereby appoints the Collateral Manager, and the Collateral Manager hereby accepts the appointment, to act as a discretionary advisor and agent on the Issuer’s behalf on the terms and subject to the conditions contained herein.  Such appointment and the power and authority vested under this Agreement shall be limited by and subject to the Indenture.  Subject to the provisions of Section 10 hereof, the Collateral Manager shall provide services to the Issuer as follows:

                (a)           The Collateral Manager agrees to invest and reinvest the Collateral (including the purchase of any Hedge Agreements), and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer in the Indenture, including, without limitation, the duties specified in Section 7.5(a) of the Indenture, the furnishing of Issuer Orders, Issuer Requests and Officer’s certificates, and such certifications as are required under the Indenture with regard to Defaulted Securities, Credit Risk Securities and other securities required to be sold under the Indenture and with respect to satisfaction of the Investment Criteria.  The Collateral Manager shall have full power and authority in the name and on behalf of the Issuer to execute and deliver all necessary or appropriate documents and instruments with respect thereto, including, without limitation, all trade confirmations, participations, assignments and similar instruments and any Hedge Agreements entered into by the Issuer.  The Collateral Manager shall, subject to the terms and conditions of the Indenture perform its obligations hereunder and under the Indenture with reasonable care and in good faith, using a degree of skill and attention no less than that which the Collateral Manager and its parent exercise with respect to comparable assets that they manage for themselves and for others in accordance with their existing practices and procedures as in effect from time to time relating to assets of the nature and character of the Collateral and in a manner consistent with the standard of care exercised by prudent institutional managers of national standing in the United States relating to duties of the nature and character of those to be performed hereunder and assets of the nature and character of the Collateral, except as expressly provided otherwise in this Agreement or the Indenture.  To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture.  The Collateral Manager shall not be bound to follow any amendment to the Indenture until it has received written notice of such amendment and a copy thereof from the Issuer or the Trustee; provided, however, that the Collateral Manager shall not be bound by any amendment to the Indenture that materially affects the obligations of the Collateral Manager unless the Collateral Manager shall have consented thereto.  The Issuer agrees that it shall not permit any amendment to the Indenture that materially affects the obligations of the Collateral Manager to become effective unless the Collateral Manager has been given prior written notice of such amendment and has consented thereto;

(b)           The Collateral Manager shall select all Collateral to be acquired or sold by the Issuer pursuant to the Indenture in accordance with the criteria set forth therein, and in so doing shall take into consideration, among other things, the payment obligations of the Issuer under the Indenture;

(c)           The Collateral Manager shall monitor the Collateral and prepare for the Issuer all reports, schedules and other data which the Issuer is required to prepare and deliver under the Indenture, substantially in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture; in providing the foregoing service, the Collateral Manager shall monitor any Hedge Agreements and direct the Trustee on behalf of the Issuer in respect of all actions to be taken thereunder by the Issuer; the Collateral Manager shall be responsible for obtaining to the extent reasonably available any information concerning whether a Collateral Debt Security has become a Defaulted Security and for providing to any Rating Agency, in the event that such Rating Agency is requested by the Issuer to provide an estimate with respect to its Rating of a security, any information reasonably available and necessary for any such Rating Agency to provide such estimate;

(d)           The Collateral Manager, subject to and in accordance with the provisions of the Indenture, shall direct the Trustee (i) to dispose of any or all of the Collateral Debt Securities or Eligible Investments, or other securities received in respect thereof in the open market or otherwise, or (ii) to acquire, as security for the Notes in substitution for or in addition to any one or more Collateral Debt Securities or Eligible Investments included in the Collateral, one or more Substitute Collateral Debt Securities or Eligible Investments, and may, as agent and attorney-in-fact of the Issuer, take or require the Trustee to take the following actions with respect to any Collateral Debt Security or Eligible Investment:

(i)            retain such Collateral Debt Security or Eligible Investment;

(ii)           dispose of such Collateral Debt Security or Eligible Investment in the open market or otherwise;

(iii)          if applicable, tender such Collateral Debt Security or Eligible Investment pursuant to an Offer;

(iv)          if applicable, consent to or reject any proposed amendment, modification or waiver pursuant to an Offer;

(v)           retain or dispose of any securities or other property received pursuant to an Offer;

(vi)          waive any default with respect to any Collateral Debt Security;

(vii)         vote to accelerate the maturity of any Collateral Debt Security; or

(viii)        exercise any other rights or remedies with respect to any Collateral Debt Security or Eligible Investment as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture;

(e)           Upon disposition of any Collateral Debt Security or Eligible Investment (or any security or property received in exchange therefor), and upon receipt of Scheduled Distributions, the Collateral Manager shall direct the Trustee to apply the proceeds of such disposition or such Scheduled Distributions (i) in accordance with the Indenture, to the purchase of Substitute Collateral Debt Securities or Eligible Investments, or (ii) as otherwise required or permitted by the Indenture;

(f)            The Collateral Manager will manage the Collateral with the objective that there be sufficient funds available on each Payment Date in accordance with the Priority of Payments (i) to pay interest on the Notes in a timely manner and (ii) to repay principal of the Notes in full no later than their respective Stated Maturity;

(g)           The Collateral Manager shall cause any purchase or sale of any Collateral Debt Security to be conducted on an arm’s length basis;

(h)           The Collateral Manager shall provide to the Independent accountants appointed pursuant to Article 10 of the Indenture all reports, data and other information (including, without limitation, any letters of representation) that such accountants may reasonably require in connection with such appointment;

(i)            The Collateral Manager and the Issuer shall each take such other action, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement;

(j)            The Collateral Manager shall notify the Issuer and the Rating Agencies of any change in the organizational structure of the Collateral Manager within a reasonable time after any such change;

(k)           In providing services hereunder, the Collateral Manager may employ third parties, including its Affiliates, to render advice (including investment advice) and assistance; provided, however, that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties; and

(l)            It is the intention of the parties hereto that the activities of the parties undertaken pursuant to this Agreement will not cause the Issuer to be treated as engaged in the conduct of a trade or business within the United States of America.

3.             Brokerage.

The Collateral Manager shall seek to obtain, in accordance with reasonable and customary business practices and in compliance with the Securities Exchange Act of 1934, as amended, and applicable laws, the best prices and execution for all orders placed with respect to the Collateral, considering all circumstances.  Subject to the objective of obtaining best prices and execution, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager.  Such services may be furnished to the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations.  Transactions may be executed as part of concurrent authorizations to purchase or sell the same investment for other accounts served by the Collateral Manager or its Affiliates.  When these concurrent transactions occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

In addition to the foregoing and subject to the objective of obtaining best prices and execution and to the extent permitted by applicable law, the Collateral Manager may, on behalf of the Issuer, direct the Trustee to acquire any and all of the Eligible Investments from, or sell Collateral Debt Securities or other Collateral to, its Affiliates or any other firm.

4.                                       Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in any business, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or beneficial owners of the Securities or any other Person or entity; provided, that such services are not provided pursuant to its role as Collateral Manager hereunder.  Without prejudice to the generality of the foregoing, directors, officers, shareholders, members, managers, employees and agents of the Collateral Manager or its Affiliates may, among other things, and subject to any limits specified in the Indenture:

(a)           serve as directors (whether supervisory or managing), partners, officers, shareholders, members, managers, employees, agents, nominees or signatories for the Issuer, its Affiliates or any issuer of any obligations included in the Collateral, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer of any obligations included in the Collateral, pursuant to their respective Governing Instruments;

(b)           receive fees for services of any nature rendered to the issuer of any obligations included in the Collateral;

(c)           be retained to provide services to the Issuer or its Affiliates that are unrelated to this Agreement, and be paid therefor;

(d)           be a secured or unsecured creditor of, or hold an equity interest in, the Issuer, its Affiliates or any issuer of any obligation included in the Collateral;

(e)           purchase from or sell to the Issuer any obligation included in the Collateral while acting in the capacity of principal or agent, in compliance with the provisions of  the Indenture;

(f)            make a market in any Collateral Debt Securities or in the Securities; and

(g)           serve as a member of any “creditors’ committee” or informal workout group with respect to any obligation included in the Collateral.

It is understood that the Collateral Manager and its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Collateral and which may own securities or obligations of the same class, or which are the same type, as the Collateral Debt Securities or the Eligible Investments or other securities of the issuers of the Collateral Debt Securities.  The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral.

Nothing contained in this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold hereunder.  It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates, and any officer, director, stockholder, partner, member, manager or employee of the Collateral Manager or any such Affiliate or any member of their families or a Person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder.

Unless the Collateral Manager determines in its reasonable business judgment that such purchase or sale may be appropriate, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities or obligations of (i) Persons of which the Collateral Manager, its Affiliates or any of its or its Affiliates’ officers, directors, partners, members, managers or employees are directors or officers, (ii) Persons for which the Collateral Manager or any of its Affiliates act as financial adviser or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates have information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities or obligations in accordance with applicable law.  The Collateral Manager shall not be obligated to utilize with respect to the Collateral any particular investment opportunity of which it becomes aware.

5.             Conflicts of Interest.

In addition to the requirements of Sections 12.5 and 15.1 of the Indenture, the Collateral Manager shall not acquire on behalf of the Issuer or direct the Trustee to acquire an obligation to be included in the Collateral from the Collateral Manager or any of its Affiliates as principal or sell an obligation included in the Collateral to the Collateral Manager or any of its Affiliates as principal unless (a) the Issuer shall have received from the Collateral Manager such information relating to such acquisition or disposition as it shall reasonably require and (b) the Issuer acting with the consent of two-thirds of the Holders of Subordinated Notes shall have approved such acquisition or disposition and Section 2(g) shall apply to any such acquisition or sale.  The Collateral Manager shall not, without the prior written consent of the Board of Directors, purchase any Collateral Debt Security for inclusion in the Collateral directly from any account or portfolio for which the Collateral Manager serves as investment adviser or sell directly any Collateral Debt Security to any account or portfolio for which the Collateral Manager serves as investment adviser and Section 2(g) shall apply to any such acquisition or sale.

6.             Records.

The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee, the Holders and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article 10 of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice.

7.             Obligations of the Collateral Manager.

The Collateral Manager shall use reasonable efforts to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which would (a) materially adversely affect the Issuer or the Co-Issuer for purposes of Cayman Islands law, United States federal or state law or any other law which, in the judgment of the Collateral Manager, made in good faith or as advised by the Issuer, is applicable to the Issuer, (b) not be permitted under the Issuer’s Memorandum of Association or Articles of Association, (c) violate in any material respect any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or the Co-Issuer, including, without limitation, any Cayman Islands or United States federal, state or other applicable securities law, (d) require registration of the Issuer  or the Co-Issuer or the pool of Collateral as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (e) adversely affect the Trustee in any material respect, (f) result in the Issuer or the Co-Issuer violating in any material respect the terms of the Indenture, (g) adversely affect the interests of the Holders in any material respect (other than as permitted hereunder or under the Indenture) or (h) subject the Issuer to U.S. federal or state income taxation.

If the Collateral Manager is ordered to take any such action by the Issuer, the Collateral Manager shall promptly notify the Issuer, the Trustee and the Rating Agencies of the Collateral Manager’s judgment that such action would have one or more of the consequences set forth above and need not take such action unless (i) the action would not have the consequences set forth in clause (c) above and (ii) the Issuer again requests the Collateral Manager to do so and the Trustee and the Holders of a Majority of the Securities Outstanding have consented thereto in writing.  Notwithstanding any such request, the Collateral Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action.

Notwithstanding the foregoing, the Collateral Manager, its members, managers, directors, officers, and employees shall not be liable to the Issuer, the Trustee, the Holders or any Person, except as provided in Section 10 of this Agreement.

8.             Compensation.

(a)           In consideration of the performance of the obligations of the Collateral Manager hereunder and under the Indenture, the Collateral Manager shall be entitled to receive, at the times set forth in the Indenture and subject to the conditions and the priority of distribution provisions thereof, to the extent funds are available therefor, the Senior Collateral Management Fee.  Such Collateral Management Fee will be calculated on the basis of the actual number of days elapsed in the applicable Due Period divided by 360.

The Collateral Manager, in its sole discretion, may elect to defer payment of all or any portion of any Collateral Management Fee on any Payment Date by providing notice to the Trustee of such election on or before the Determination Date preceding such Payment Date (such amounts, the “Current Deferred Management Fee”).  After such Payment Date, the Current Deferred Management Fee will be added to the aggregate amount of Current Deferred Management Fees deferred by the Collateral Manager minus the aggregate amount of all such fees paid to the Collateral Manager on a prior Payment Date (such amount, the “Cumulative Deferred Management Fee”).  The Collateral Manager may elect to receive payment of all or any portion of the Cumulative Deferred Management Fee, subject to and in accordance with the Priority of Payments, by providing notice to the Trustee of such election and the amount of such Deferred Management Fees to be paid on or before the Determination Date preceding such Payment Date.

(b)           The Collateral Manager shall be responsible for ordinary expenses incurred in the performance of its obligations under this Agreement; provided, however, that (i) the expenses of employing outside lawyers or consultants in connection with any Collateral Debt Security, (ii) the expenses of employing outside lawyers to provide advice with respect to Cayman Islands law and U.S. tax law in connection with the performance of the Collateral Manager’s obligations hereunder and (iii) the reasonable expenses of exercising observation rights (including through a representative) pursuant to Section 18 hereof shall be reimbursed by the Issuer to the extent funds are available therefor in accordance with and subject to the limitations contained in the Indenture.

(c)           If this Agreement is terminated, the Collateral Manager’s Fee shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the date of such termination subject to the Priority of Payments.

9.             Benefit of the Agreement.

The Collateral Manager agrees that its obligations hereunder shall be enforceable at the instance of the Administrator, on behalf of the Issuer, the Trustee, on behalf of the Holders, or the requisite percentage of Holders as provided in the Indenture.

10.           Limits of Collateral Manager Responsibility; Indemnity.

(a)           Notwithstanding any other provision of this Agreement, the Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it in good faith and subject to the standard of conduct described in the next succeeding sentence and shall not be responsible for any action or inaction of the Issuer or the Trustee in declining to follow any advice, recommendation or direction of the Collateral Manager.  The Collateral Manager, its members, managers, directors, officers, stockholders, partners, employees, Affiliates and agents shall not be liable to the Issuer, the Trustee, the Holders, the Hedge Counterparties or any other Person for any acts or omissions by the Collateral Manager, its members, managers, directors, officers, stockholders, partners, employees, Affiliates or agents under or in connection with this Agreement or the terms of the Indenture applicable to it, or for any decrease in the value of the Collateral, except that the Collateral Manager shall be liable for acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to it.  Subject always to Section 31 hereof, the Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager, its members, managers, directors, officers, stockholders, partners, employees, Affiliates and agents (other than the Collateral Manager and any Affiliate in its capacity as a Holder) (such parties collectively in such case, the “Indemnified Parties”) from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ and accountants’ fees and expenses), in respect of or arising from any acts or omissions of any Indemnified Party in the performance of the Collateral Manager’s duties under this Agreement and the Indenture and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Manager’s obligations hereunder.

(b)           An Indemnified Party shall (or with respect to an Indemnified Party other than the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under paragraph (a) above unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses and (ii) shall not, in any event, relieve the Indemnifying Party for any obligations to any Person entitled to indemnity pursuant to paragraph (a) above other than the indemnification obligations provided for in paragraph (a) above.

(c)           With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to an Indemnified Party other than the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to), at the Indemnifying Party’s expense:

                (i)            give written notice to the Indemnifying Party of such claim within 10 days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim;

                                                                                                                                 (ii)          provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

                                                                                                                                (iii)          cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

                                                                                                                                (iv)          in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

                                                                                                                                 (v)          neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) without the prior written consent of the Indemnifying Party; provided, that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim; and

                                                                                                                                (vi)          upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel reasonably satisfactory to the Indemnified Party and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided further, that prior to entering into any final settlement or compromise, such Indemnifying Party shall seek the consent of the Indemnified Party and use its best efforts in the light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the written consent of such Indemnified Party as to the terms of settlement or compromise.  If an Indemnified Party does not consent to the settlement or compromise within a reasonable time under the circumstances, the Indemnifying Party shall not thereafter be obligated to indemnify the Indemnified Party for any amount in excess of such proposed settlement or compromise.

(d)           No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnifying Party of a release from liability substantially equivalent to the release given by the claimant to such Indemnified Party in respect of such claim.

(e)           In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

11.           No Partnership or Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Collateral Manager’s relation to the Issuer shall be deemed to be solely that of an independent contractor.

12.                                 Term; Termination.

(a)           This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation to the Holders; or (ii) the termination of this Agreement in accordance with subsection (b) of this Section 12 or Section 14 of this Agreement.

(b)           This Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer; provided, however, that no such termination or resignation shall be effective until the date as of which a successor Collateral Manager shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement and such assumption has become effective.

(c)           This Agreement shall be automatically terminated in the event that the Administrator, in consultation with the Board of Directors and the Collateral Manager, determines in good faith that the Issuer or the Co-Issuer or the pool of Collateral has become required to register as an investment company under the provisions of the Investment Company Act by virtue of any action taken by the Collateral Manager, and the Issuer notifies the Collateral Manager thereof.

(d)           If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 10, 15 and 31 of this Agreement, which provisions shall survive the termination of this Agreement.

(e)           Upon any removal or resignation of the Collateral Manager while the Securities are Outstanding, the Issuer, acting through its Board of Directors, shall appoint as successor Collateral Manager an institution which (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to act as Collateral Manager hereunder, as successor to the Collateral Manager under this Agreement in the assumption of all responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture and (iii) shall not cause the Issuer or the Co-Issuer or the pool of Collateral to become required to register as an “investment company” under the provisions of the Investment Company Act.

No such termination or removal shall be effective until a successor Collateral Manager has been approved by Holders of a Majority of the Controlling Class Outstanding after the issuance by the Issuer of a notice naming and describing the qualifications of the successor Collateral Manager to the Holders of the Securities and the appointment has become effective.  Such successor Collateral Manager must be ready and able to assume the duties of the Collateral Manager within 40 days after the date of such notice of resignation or removal of the Collateral Manager.  If no successor Collateral Manager shall have been appointed or an instrument of acceptance by a successor Collateral Manager shall not have been delivered to the Collateral Manager (a) within 30 days after designation of the successor Collateral Manager by the Issuer and the issuance of notice regarding the successor Collateral Manager to the Holders of the Securities, or (b) within 50 days after the date of notice of resignation or removal of the Collateral Manager, the resigning or removed Collateral Manager may petition any court of competent jurisdiction for the appointment of a successor Collateral Manager without the approval of the Holders of the Notes.  No compensation payable to any successor Collateral Manager from payments on the Collateral shall be greater than that permitted by the Indenture.  The Issuer, the Trustee, the Collateral Manager and the successor Collateral Manager shall take such action consistent with this Agreement and the terms of the Indenture applicable to the Collateral Manager, as shall be necessary to effectuate any such succession.

13.           Delegation; Assignments.

Except with respect to those responsibilities delegated pursuant to the Collateral Administration Agreement, the responsibilities of the Collateral Manager under this Agreement shall not be delegated by the Collateral Manager, in whole or in part, without the prior written consent of the Issuer and the Holders of a Majority of Securities Outstanding; provided, however, that the Collateral Manager may delegate or assign its responsibilities to any Affiliate, having available to it the services of substantially the same investment management team as the Collateral Manager; provided, however, that such delegation or assignment shall not relieve the Collateral Manager of its responsibilities hereunder unless and until such responsibilities have been assumed by the Affiliate.  Any assignment of this Agreement to any Person, in whole or in part, by the Collateral Manager shall be deemed null and void unless such assignment is consented to in writing by the Issuer and the Holders of a Majority of the Controlling Class Outstanding (such consent not to be unreasonably withheld).  Any assignment consented to by the Issuer and such Holders shall bind the assignee hereunder in the same manner as the Collateral Manager is bound.  In addition, the assignee shall execute and deliver to the Issuer and the Trustee an appropriate agreement naming such assignee as Collateral Manager.  Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations under Section 10 of this Agreement arising prior to such assignment and except with respect to its obligations under Sections 15 and 31 hereof.  This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and the Trustee, except in the case of assignment by the Issuer to (i) an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (ii) the Trustee as contemplated by the Granting Clauses and Section 15.1 of the Indenture.  In the event of any assignment by the Issuer, the Issuer’s successor shall execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.  No change in control of the Collateral Manager, including any change in control resulting from a direct or indirect transfer or hypothecation of voting securities of the Collateral Manager that constitutes an “assignment” within the meaning of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), shall be treated as an assignment for purposes of this Agreement.

14.           Termination by the Issuer for Cause.

This Agreement may be terminated by the Issuer, and the Collateral Manager may be removed, for cause upon 15 Business Days’ written notice to the Collateral Manager and the Trustee with the affirmative vote of the Holders of a Majority of all Securities Outstanding voting collectively or the affirmative vote of a Majority of the Class A Notes, so long as the Class A Notes are Outstanding; provided, that in determining whether the Holders of the requisite percentage of Securities have given such vote, Securities owned by the Collateral Manager or any Affiliate thereof shall be disregarded and deemed not to be Outstanding.  No such termination or removal shall be effective until the date as of which a successor Collateral Manager appointed pursuant to Section 12(e) shall have agreed in writing to assume all of the Collateral Manager’s duties pursuant to this Agreement.  For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section, such term shall mean any one of the following events:

(a)           any of the Collateral Manager or any of its Affiliates that provide material investment management related services or personnel to the Collateral Manager pursuant to a contractual obligation between the Collateral Manager and such Affiliate

(collectively, the “Related Companies”) is wound up or dissolved or there is appointed over any of the Related Companies or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or any of the Related Companies (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of any of the Related Companies or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against any of the Related Companies and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against any of the Related Companies without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(b)           the occurrence of a payment Event of Default under Sections 5.1(a), 5.1(b) or 5.1(d) of the Indenture as the result of any action or failure to act by the Collateral Manager;

(c)           an act by any of the Related Companies, or any of their investment personnel actively involved in managing the portfolio of the Issuer, that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or in the conduct of its asset management business, or any of the Related Companies being indicted for a criminal offense materially related to its asset management business;

(d)           the Collateral Manager violates any material provision of this Agreement or any terms of the Indenture applicable to it, such violation has a material effect on the Holders of the Senior Notes, and (if such violation is capable of being cured) such violation is not cured within 45 days after the Collateral Manager gives or receives written notice of such violation in accordance with the notification provisions of the Indenture; or

(e)           the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement to be correct in any material respect when made, such failure has a material adverse effect on the Holders of Senior Notes and is not remedied for a period of 45 days after the Collateral Manager gives or receives written notice of such violation in accordance with the notification provisions of the Indenture.

If any of the events constituting “cause” as specified in this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Trustee, the Rating Agencies and the Holders upon the Collateral Manager’s becoming aware of the occurrence of such event.

15.                                 Action Upon Termination.

(a)           From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination, as provided in Section 8 hereof, and shall be entitled to receive any amounts owing under Sections 7 and 10 hereof.  Upon termination, the Collateral Manager shall as soon as practicable:

(i)            deliver to the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Collateral then in the custody of the Collateral Manager; and

(ii)           deliver to the Trustee an account with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12(e) hereof.

Notwithstanding such termination, the Collateral Manager shall remain liable for its acts or omissions hereunder as described in Section 10 arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 16(b) hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 15.

(b)           The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Collateral (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement.

16.                                 Representations and Warranties.

(a)           The Issuer hereby represents and warrants to the Collateral Manager as follows:

                                                                                                                                  (i)          The Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands, has the full corporate power and authority to own its assets and the securities proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Hedge Agreements or the Securities would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

                                                                                                                                 (ii)          The Issuer has and at the time of execution of the respective agreements or issue of Securities shall have full corporate power and authority to execute, deliver and perform this Agreement, the Indenture, the Hedge Agreements and the Securities and all obligations required hereunder or thereunder and (A) has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement, and (B) by the Closing Date will have taken all necessary action to authorize the Indenture, the Hedge Agreements and the Securities on the terms and conditions thereof and will have taken all necessary action to authorize the execution, delivery and performance of the Indenture, the Hedge Agreements and the Securities and the performance of all obligations imposed upon it hereunder and thereunder.  No consent of any other Person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance of the Securities, is required by the Issuer in connection with this Agreement, the Hedge Agreements or the Securities or the execution, delivery, performance, validity or enforceability of this Agreement, the Hedge Agreements or the Securities or the obligations imposed upon it hereunder or thereunder.  This Agreement constitutes, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

                                                                                                                                (iii)          The execution, delivery and performance of this Agreement and the documents and instruments required hereunder do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on or applicable to the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

                                                                                                                                (iv)          The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.

                                                                                                                                (v)           True and complete copies of the Indenture and the Issuer’s Governing Instruments have been delivered to the Collateral Manager.

The Issuer agrees to deliver a true and complete copy of each and every amendment to the documents referred to in Section 16(a)(v) above to the Collateral Manager as promptly as practicable after its adoption or execution.

(b)           The Collateral Manager hereby represents and warrants to the Issuer as follows:

                                                                                                                                  (i)          The Collateral Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a limited liability company and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture which are applicable to the Collateral Manager.

                                                                                                                                 (ii)          The Collateral Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture which are applicable to the Collateral Manager, and the Collateral Manager has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture which are applicable to the Collateral Manager.  No consent of any other Person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture which are applicable to the Collateral Manager.  This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the

Collateral Manager shall constitute, the legally valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

                                                                                                                                (iii)          The execution, delivery and performance of this Agreement and the Indenture applicable to the Collateral Manager and the documents and instruments required hereunder or under the terms of the Indenture do not violate any provision of any existing law or regulation binding on or applicable to the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Governing Instruments of, or any securities issued by the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                                                                                                                                (iv)          There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager.

                                                                                                                                 (v)          The Collateral Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager hereunder, or the performance by the Collateral Manager of its duties hereunder or thereunder.

                                                                                                                                (vi)          The Sections entitled “The Collateral Manager” (other than under “General”) and any information describing the Collateral Manager contained in the Preliminary Offering Memorandum dated as of February 10, 2005 prepared in connection with the offering of the Securities (such information, the “Collateral Manager Information”) do not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act.  Within such scope of disclosure, however, as of the date of the Preliminary Offering Memorandum, the Collateral Manager Information stated therein accurately restates the information provided by the Collateral Manager and was true in all material respects and did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                                                                                                                                (vii)         The Sections entitled “The Collateral Manager” (other than under “General”) and any information describing the Collateral Manager contained in the Final Offering Memorandum prepared in connection with the offering of the Notes (such information, also “Collateral Manager Information”) do not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act.  Within such scope of disclosure, however, as of the Closing Date, the Collateral Manager Information stated therein accurately restates the information provided by the Collateral Manager and is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                                                17.               Non-Exclusivity.

The services of the Collateral Manager to the Issuer are not to be deemed exclusive and the Collateral Manager shall be free to render collateral management or management services to other Persons (including Affiliates, investment companies and clients having objectives similar to those of the Issuer).

18.               Observation Rights.

The Issuer covenants and agrees to notify timely the Collateral Manager of each meeting of the Board of Directors of the Issuer and each solicitation of written consents from the Board of Directors, to provide timely any materials distributed to the Board of Directors in connection with such meeting or solicitation and to afford a representative of the Collateral Manager the opportunity to be present at each such meeting, in person or by telephone at the option of the Collateral Manager as to communicate with the Board of Directors with respect to any such solicitation.

                                                                                                19.                  Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

(a)           If to the Issuer:

KKR Financial CLO 2005-1, Ltd.

c/o Maples Finance Limited

P.O. Box 1093GT, Queensgate House

113 South Church Street

George Town

Grand Cayman

Cayman Islands

Telephone:            (345) 945-7099

Telecopy:              (345) 945-7100

Attention:              Directors

with copies to:

Maples and Calder

P.O. Box 309GT, Ugland House

South Church Street

George Town

Grand Cayman

Cayman Islands

Telephone:            (345) 949-8066

Telecopy:              (345) 949-8080

Attention:              Mark Rawlins

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY  10036

Telephone:            (212) 761-2548

Telecopy:              (212) 507-8218

Attention:              Sue Portelli

(b)           If to the Collateral Manager:

KKR Financial Advisors II, LLC

c/o KKR Financial Corp.

Four Embarcadero Center, Suite 2050

San Francisco, CA  94111

Telephone:            (415) 315-3620

Telecopy:              (415) 391-3077

Attention:              Chief Operating Officer

with a copy to:

KKR Financial Corp.

Four Embarcadero Center, Suite 2050

San Francisco, CA  94111

Telephone:            (415) 315-3620

Telecopy:              (415) 391-3077

Attention:              General Counsel

                                                (c)           If to the Trustee:

                                                                JPMorgan Chase Bank, N.A.

                                                                600 Travis Street, 50th Floor

                                                                Houston, Texas  77002

                                                                Telephone:            (713) 216-4181

                                                                Telecopy:              (713) 216-2101

                                                                Attention:              Institutional Trust Services — KKR Financial CLO 2005-1, Ltd.

                                                (d)           If to Moody’s:

                                                                Moody’s Investors Service

                                                                99 Church Street

                                                                New York, New York  10007

                                                                Telephone:            (212) 553-0300

                                                                Telecopy:              (212) 553-0355

                                                                Attention:              CBO/CLO Monitoring — KKR Financial CLO 2005-1

                                                (e)           If to S&P:

                                                                Standard & Poor’s

                                                                55 Water Street, 41st Floor

                                                                New York, New York  10041

                                                                Telephone:            (212) 438-2000

                                                                Telecopy:              (212) 438-2664

                                                                Attention:              Asset-backed CBO/CDO Surveillance

                                                (f)            If to the Holders:

                                                                At their respective addresses as set forth in the Security Register.

                                                (g)           If to the Hedge Counterparties:

                                                                At their respective addresses set forth in the relevant Hedge Agreements.

Either party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

20.           Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

21.           Entire Agreement; Amendments.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto and satisfaction of any additional requirements with respect to such amendments as set forth in the Indenture.  Notice of any such amendment shall be provided to the Rating Agencies.

22.           Conflicts with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

23.           Subordination.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Articles 5, 11, 13 and 15 of the Indenture as if the Collateral Manager were a party to the Indenture and each of the Collateral Manager and the Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

24.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

25.           Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.           Costs and Expenses.

The reasonable costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Collateral Manager.

27.           Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28.           Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29.           Provisions Separable.

In case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that if there is no basis for such a construction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

30.           Number and Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

31.           Limited Recourse; Non-Petition.

                Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Collateral and only to the extent of funds available from time to time in accordance with the Priority of Payments, and following exhaustion of such amounts, any claims of the Collateral Manager hereunder shall be extinguished and shall not thereafter revive.  The Collateral Manager further agrees (i) not to take any action in respect of any claims hereunder against any officer, director, employee, administrator or shareholder of the Issuer and (ii) not to institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect, after payment in full of all Notes issued under the Indenture; provided, however, that nothing in this clause (ii) shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Collateral Manager, or (B) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

KKR FINANCIAL ADVISORS II, LLC

By:	/s/ DAVID A. NETJES
Name: David A. Netjes
Title: Chief Operating Officer

KKR FINANCIAL CLO 2005-1, LTD.

By:	/s/ HUGH THOMPSON
Name: Hugh Thompson
Title: Director